EXHIBIT 1

                           UNDERWRITING AGREEMENT


                              Perini Corporation

                                 100,000 Shares
       $    Cumulative Convertible Exchangeable Junior Preferred Stock
                        (1,000,000 Depositary Shares)


                                                                 June   , 1994


J.P. MORGAN SECURITIES INC.
60 Wall Street
New York, New York  10260

Ladies/Gentlemen:

         Perini Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to J.P. Morgan Securities Inc. (the "Underwriter") 100,000
shares (the "Firm Securities") of its $         Cumulative Convertible
Exchangeable Junior Preferred Stock (the "Convertible Preferred Stock") and, for the sole purpose of covering over-allotments in connection with the sale of the Firm Securities, at the option of the Underwriter, up to an additional 15,000 shares (the "Option Securities") of its Convertible Preferred Stock.
The Firm Securities and any Option Securities purchased by the Underwriter are herein referred to as the "Securities."

         Simultaneously with the issuance of the Securities, the Underwriter will deposit the Securities pursuant to a Deposit Agreement dated as of June
, 1994 (the "Deposit Agreement") among the Company, ________ (the "Depositary") and the holders from time to time of the depositary receipts evidencing the Depositary Convertible Exchangeable Preferred Shares (the "Depositary Shares") issued at such time to represent the Securities so deposited. Each Depositary Share will represent one-tenth share of Convertible Preferred Stock.

         The terms of the Convertible Preferred Stock are contained in the Certificate of Vote of Directors Establishing a Series of a Class of Stock (the "Certificate"), a form of which is attached as an exhibit to the Registration Statement (as defined below). The Convertible Preferred Stock will be convertible from and after the date of issuance at the holder's option into shares of the Company's common stock, par value $1.00 per share (the "Common
Stock"), at an initial conversion rate of        shares of Common Stock per
share of Convertible Preferred Stock (or      shares per Depositary Share),
subject to adjustment in certain circumstances. On or after June 15, 1996 the Convertible Preferred Stock is exchangeable at the option of the Company into
the Company's    % Convertible Subordinated Debentures due 2019 (the "Exchange
Debentures").

         The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration
statement on Form S-2 (File No. 33-     ), including a prospectus, relating to
the Securities and the Depositary Shares. The registration statement as amended at the time when it shall become effective, or, if post-effective amendments are filed with respect thereto, as amended by such post-effective amendments at the time of their effectiveness, including in each case information incorporated by reference therein (the "Incorporated Documents") and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the "Registration Statement"; the prospectus constituting a part of the Registration Statement in the form first used to confirm sales of Securities is hereinafter referred to as the "Prospectus," except that if any revised prospectus shall be provided to the Underwriter by the Company which differs from the Prospectus (whether or not any such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) under the Securities Act), the term "Prospectus" shall refer to each such revised prospectus from and after the time it is first provided to the Underwriter for such use.

         1. The Company hereby agrees to issue and sell the Firm Securities to the Underwriter as hereinafter provided, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company all of the
Firm Securities at a price equal to $      per share, plus accrued dividends,
if any, from June    , 1994 to the date of payment and delivery (the "Purchase
Price").

         In addition, the Company agrees to issue and sell the Option Securities to the Underwriter as hereinafter provided, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, shall have the option to purchase from the Company up to 15,000 Option Securities at the Purchase Price, for the sole purpose of covering over-allotments (if any) in the sale of Firm Securities by the Underwriter.

         The Underwriter may exercise the option to purchase the Option Securities at any time (but not more than once) by written notice to the Company, provided that the closing of the sale of the Option Securities shall
take place no later than July    , 1994.  Such notice shall set forth the
aggregate principal amount of Option Securities as to which the option is being exercised and the date and time when the Option Securities are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the tenth full Business Day (as hereinafter defined) after the date of such notice. Any such notice shall be given at least two Business Days prior to the date and time of delivery specified therein.

         2. The Company understands that the Underwriter intends (i) to make a public offering of the Depositary Shares as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Underwriter is advisable and (ii) initially to offer the Depositary Shares upon the terms set forth in the Prospectus. The Company confirms that the Underwriter and any dealer were authorized to distribute any preliminary prospectus and are authorized to distribute the Prospectus and any amendments or supplements to it.

         3. Payment for the Securities shall be made to the Company or to its order by certified or official bank check or checks payable in New York Clearing House or other next day funds at the office of Cahill Gordon & Reindel, 80 Pine Street, New York, New York at 10:00 A.M., New York City time,
in the case of the Firm Securities, on June    , 1994, or at such other time on
the same or such other date, not later than the fifth Business Day thereafter, as the Underwriter and the Company may agree upon in writing or, in the case of the Option Securities on the date and time specified by the Underwriter in the written notice of its election to purchase such Option Securities. The time and date of such payment for the Firm Securities are referred to herein as the "Closing Date" and the time and date for such payment for the Option Securities, if other than the Closing Date, are herein referred to as the "Additional Closing Date." As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

         Payment for the Securities to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Underwriter of Securities registered in the name of the Underwriter (or its designee), the delivery by the Underwriter to the Depositary of certificates representing such registered Securities and the delivery by the Depositary to the Underwriter of depositary receipts evidencing the Depositary Shares representing the Securities. The Depositary Shares shall be registered in such names and in such amounts as the Underwriter shall request in writing not later than two full Business Days prior to the Closing Date or the Additional Closing Date, as the case may be and will be made available for inspection and packaging by the Underwriter in New York, New York not later than 10:00 A.M., New York City time, on the Business Day prior to the Closing Date or the Additional Closing Date, as the case may be.

         4.   The Company represents and warrants to the Underwriter that:

         (a) no order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and each preliminary prospectus filed as part of the Registration Statement, as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein;

         (b) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission; and the Registration Statement and the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and do not, and will not, as of the applicable effective date of the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and the Prospectus, as amended or supplemented at the Closing Date and the Additional Closing Date, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary or required to be stated therein or to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to statements or omissions in the Registration Statement or the Prospectus made (i) in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein or (ii) in the Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act of 1939 ("TIA") on Form T-1 (the "Form T-1");

         (c) the Company meets all conditions and requirements for the use of a Form S-2 Registration Statement ("Form S-2") under the Securities Act;

         (d) the Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and any further documents so filed and incorporated by reference in the Registration Statement, when such documents are filed by the Company with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

         (e) Arthur Andersen & Co. who are reporting upon the audited consolidated financial statements of the Company and its subsidiaries (the "Subsidiaries") and the related schedules included in the Registration Statement for the years ended December 31, 1991, 1992 and 1993, are independent public accountants as required by the Securities Act, Alexander K. Kuhn & Co. who are reporting on the audited statements of construction revenues and costs of Newberg/Perini, a division of the Company, incorporated by reference into the Registration Statement for the year ended December 31, 1991 are independent public accountants as required by the Securities Act and Deloitte & Touche who are reporting on the audited balance sheets and related statements of operations, ventures' equity (deficit) and cash flows for Ebasco/Newberg, a joint venture, incorporated by reference into the Registration Statement for the years ended December 31, 1992 and 1991 are independent public accountants as required by the Securities Act;

         (f) the financial statements referred to in (e) above, as well as the unaudited interim financial information relating to the Company included or incorporated by reference in the Registration Statement, present fairly the consolidated financial position of the Company and its Subsidiaries taken as a whole as of the dates and periods indicated and the consolidated results of operations and consolidated cash flows of the Company and its Subsidiaries taken as a whole for the periods specified in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as disclosed in the Registration Statement (subject in the case of interim statements to normal year-end adjustments);

         (g) the Company and its Subsidiaries are conducting and intend to conduct their businesses so as to comply in all material respects with applicable federal, state and local government statutes and regulations, except where such failure to comply would not have a material adverse effect on the business, prospects, operations or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect"); and except as set forth in the Registration Statement, neither the Company nor any of its Subsidiaries is charged with, or to the Company's knowledge, is under investigation with respect to, any material violation of any of such statutes or regulations or is the subject of any pending or, to its knowledge, threatened proceeding by any regulatory authority relating to any such violation, except where such violation or proceeding would not have a Material Adverse Effect;

         (h) except as set forth in the Registration Statement and except for transfer restrictions imposed by operation of local law the compliance with which, singly or in the aggregate, would not have a Material Adverse Effect, the Company owns, beneficially and of record, free and clear of any mortgage, pledge, security interest, lien, claim or other encumbrance or restriction on transferability or voting, directly or indirectly through a Subsidiary, all of the outstanding equity securities listed on Annex A hereto of each of the Subsidiaries listed thereon, which constitute all of the subsidiaries of the Company; except as set forth in the Registration Statement or in Annex A, all of the outstanding capital stock of the Subsidiaries has been duly and validly authorized and issued and is fully paid and non-assessable; and except as set forth in the Registration Statement or in Annex A, there are no outstanding (a) securities or obligations of the Company convertible into or exchangeable for any shares of capital stock of the Company or any Subsidiary, (b) rights, warrants or options to acquire or purchase from the Company any shares of capital stock of the Company or any Subsidiary or any such convertible or exchangeable securities or obligations, or (c) obligations or understandings of the Company to issue or sell any shares of capital stock of the Company or any Subsidiary, any such convertible or exchangeable securities or obligations, or any such warrants, rights or obligations;

         (i) the statistical and market-related data included in the Registration Statement are based on or derived from sources which the Company believes to be reliable and accurate;

         (j) except as stated in the Registration Statement, the Company knows of no outstanding claims for services, either in the nature of a finder's fee or origination fee, with respect to the transactions contemplated hereby;

         (k) since the date of the latest consolidated financial statements included or incorporated by reference in the Registration Statement, except as disclosed or contemplated in the Registration Statement, there has not been
(A) any change in the Company's issued capital stock, warrants or options except pursuant to the terms of the instruments governing the same or pursuant to the exercise of such options or warrants, or the issuance of certain options, or (B) any material adverse change in the management, business, prospects, operations or condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole (a "Material Adverse Change," and any event or state of facts which could result in a Material Adverse Change is herein referred to as a "Prospective Material Adverse Change");

         (l) since the respective dates as of which information is given in the Registration Statement, except as disclosed or contemplated therein, (i) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material to the Company and its Subsidiaries taken as a whole, and (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;

         (m) each of the Company and the Subsidiaries has been duly organized under the laws of its jurisdiction of incorporation; each of the Company and the Subsidiaries is a validly existing corporation in good standing under the laws of its jurisdiction of organization and has full corporate power and authority to own its properties and conduct its business as described in the Registration Statement and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership of its property or the conduct of its business requires such qualification, except where the failure so to qualify or be in good standing would not have a Material Adverse Effect;

         (n) each of this Agreement and the Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties thereto, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and
(ii) equitable principles of general applicability whether applied by a court of law or equity;

         (o) the sale and issuance of the Securities have been duly authorized by the Company and, issued by the Company and delivered to and paid for by the Underwriter in accordance with the terms of this Agreement and the Deposit Agreement, the Securities and Depositary Shares will be validly issued, the Securities will be fully paid and non-assessable and the Securities and Depositary Shares will not be subject to any preemptive rights or other similar rights to purchase the Securities pursuant to (i) the Company's Restated Articles of Organization, (ii) the Certificate, (iii) Massachusetts Business Corporation Law or (iv) contracts to which the Company is a party;

         (p) the indenture governing the Exchange Debentures (the "Indenture") has been duly authorized by the Company and qualified under the TIA, and, when executed and delivered by the Company and the trustee thereunder (the "Trustee"), the Indenture will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) equitable principles of general applicability whether applied by a court of law or equity; and the Exchange Debentures and the Indenture conform in all material respects to the descriptions thereof in the Registration Statement;

         (q) the shares of Common Stock issuable upon conversion of the Securities (or the Exchange Debentures, as the case may be) have been duly authorized for issuance upon such conversion and duly reserved for such issuance and, when issued upon such conversion in accordance with the terms of the Certificate (or Indenture, as the case may be), will be validly issued and will be fully paid and non-assessable, and the issuance of such shares of Common Stock is not subject to any preemptive or similar rights;

         (r) the Exchange Debentures have been duly authorized by the Company and, when duly executed, authenticated and issued in accordance with the terms of the Certificate and the Indenture, will be validly issued and represent binding obligations of the Company, enforceable against the Company in accordance with their terms, except (i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) equitable principles of general applicability whether applied by a court of law or equity;

         (s) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement, including without limitation the issuance and delivery of shares of Common Stock upon conversion of the Securities (or the Exchange Debentures, as the case may be), and the consummation by the Company of the transactions contemplated hereby and thereby (i) have been duly authorized by all necessary corporate action on the part of the Company, (ii) do not and will not result in any violation of the Restated Articles of Organization or the Amended and Restated By-laws of the Company and (iii) do not and will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness or the purchase of any capital stock under, or result in the creation or imposition of any lien, charge or encumbrance upon any material property or assets of the Company or any Subsidiary of the Company under, (A) any indenture, mortgage, loan agreement, note, lease, partnership agreement or other agreement or instrument to which the Company or any such Subsidiary is a party or by which any of them may be bound or to which any of their properties may be subject (except for such conflicts, breaches, violations, defaults, accelerations, prepayments, liens, charges or encumbrances that would not have a Material Adverse Effect),
(B) any existing applicable law, rule or regulation (other than the securities or Blue Sky laws of the various states of the United States of America and except for such laws, rules or regulations that would not have a Material Adverse Effect) or (C) any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any such Subsidiary or any of their respective properties (except for such judgments, orders or decrees that would not have a Material Adverse Effect);

         (t) no authorization, approval, consent or license of, or filing with, any government, governmental instrumentality or court, domestic or foreign (other than as may be required under the Securities Act or the securities or Blue Sky laws of the various states of the United States of America), is required for the valid authorization, issuance, sale and delivery of the Securities or the Depositary Shares, or the issuance and delivery of shares of Common Stock upon conversion of Securities (or Exchange Debentures, as the case may be), or the performance by the Company of its obligations under this Agreement or the Deposit Agreement;

         (u) the Company (i) is not in violation of its Restated Articles of Organization or Amended and Restated By-Laws and (ii) is not and with the giving of notice or lapse of time or both would not be in violation of, or in default under, any obligation, agreement, covenant or condition contained in any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such violations or defaults that would not have a Material Adverse Effect;

         (v) except as described in the Registration Statement, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that is reasonably likely to have a Material Adverse Effect or that is reasonably likely to have a material adverse effect on the consummation of the transactions contemplated in this Agreement or the Deposit Agreement. The aggregate of all pending legal or governmental proceedings known to the Company to which the Company or any of its Subsidiaries is a party or that affect any of their properties that are not described in the Registration Statement, including ordinary routine litigation incidental to their respective businesses, is not reasonably likely to have a Material Adverse Effect;

         (w) there are no contracts or documents that are required to be described or referred to in the Registration Statement, or to be filed as exhibits to the Registration Statement, that are not described, filed or referred to as required;

         (x) the Company and each of its Subsidiaries have good and marketable title to all properties and assets described in the Registration Statement as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except (i) as described or reflected in the Registration Statement or (ii) for such liens, charges, encumbrances or restrictions which would not have a Material Adverse Effect. All of the leases and subleases material to the business of the Company and its Subsidiaries taken as a whole are, assuming the due authorization, execution and delivery by the parties thereto other than the Company, in full force and effect with respect to the Company, with such exceptions as would not have a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any notice of any material claim that has been asserted by anyone adverse to the rights of the Company or any of its Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, which claim would have a Material Adverse Effect;

         (y) each of the Company and its Subsidiaries owns, possesses or has obtained all material licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all material declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except in each case where the failure to obtain licenses, permits, certificates, consents, orders, approvals and other authorizations, or to make all declarations and filings, would not have a Material Adverse Effect, and none of the Company or any of its Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Registration Statement and except, in each case, where such revocation or modification would not have a Material Adverse Effect; and the Company and each of its Subsidiaries are in material compliance with all laws and regulations relating to the conduct of their respective businesses as conducted as of the date hereof, except where noncompliance with such laws or regulations would not have a Material Adverse Effect;

         (z) there are no labor disputes with the employees of the Company or any of its Subsidiaries which are likely to have a Material Adverse Effect;

         (aa) the Company and its Subsidiaries are in material compliance with all applicable existing federal, state, local and foreign laws and regulations relating to protection of human health or the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) ("Environmental Laws"), except, in each case, where noncompliance, singly or in the aggregate, would not have a Material Adverse Effect. The term "Hazardous Material" means (i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl, and (v) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law;

         (bb) there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries under any Environmental Law that, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

         (cc) the Company has not taken and has agreed not to take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities, the Depositary Shares or the Common Stock, and the Company has not distributed and has agreed not to distribute any offering material in connection with the offering and sale of the Securities and the Depositary Shares other than the preliminary prospectus filed with the Commission, or the Prospectus or other material permitted by the Securities Act;

         (dd) the Depositary Shares and the authorized capital stock of the Company, including the Securities, conform in all material respects to the descriptions thereof contained in the Registration Statement;

         (ee) all of the outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable and are not subject to any preemptive or similar rights; and

         (ff) the Common Stock is listed on the American Stock Exchange and no proceedings to suspend, terminate or withdraw such listing are pending, or, to the knowledge of the Company, threatened.

         5.   The Company covenants and agrees with the Underwriter as follows:

         (a) to use its best efforts to cause the Registration Statement to become effective (if the Registration Statement shall not have been declared effective prior to the execution hereof) at the earliest possible time and, if applicable, to file the Prospectus with the Commission with the time periods specified by Rule 424(b) and Rule 430A under the Securities Act;

         (b) to deliver, at the expense of the Company, to the Underwriter four signed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits, and, during the period mentioned in paragraph (e) below, to the Underwriter and dealers as many copies of the Prospectus (including all amendments and supplements thereto) as the Underwriter may reasonably request;

         (c) a reasonable time before filing any amendment or supplement to the Registration Statement or the Prospectus, to furnish to the Underwriter a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to which the Underwriter reasonably objects within a reasonable time after receiving the copy;

         (d) to advise the Underwriter promptly, and to confirm such advice in writing, (i) when the Registration Statement shall become effective, (ii) when any amendment to the Registration Statement shall have become effective, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statements or the initiation or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its reasonable best efforts to prevent the issuance of any such stop order or notification and, if issued, to obtain as soon as possible the withdrawal thereof;

         (e) if, during such period of time after the first date of the public offering of the Securities as a prospectus relating to the Securities is required by law to be delivered in connection with sales by the Underwriter or any dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Underwriter and dealers (whose names and addresses the Underwriter will furnish to the Company), such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

         (f) (i) to use its best efforts to qualify the Securities, the Depositary Shares (and the Common Stock) for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Securities and (ii) to pay all fees and expenses (including fees and disbursements of counsel for the Underwriter) reasonably incurred in connection with such qualification under the laws of such jurisdictions as the Underwriter may designate; provided that the Company shall not be required to qualify the Securities in any jurisdiction where, as a result of such qualification, the Company would be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

         (g) to make generally available to its security holders and to the Underwriter as soon as practicable an earnings statement covering a period of at least twelve months beginning after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder; provided, that in no event shall the Company be required to provide such statement prior to ninety days following the end of such twelve month period;

         (h) so long as the Securities are outstanding, until five years after the Closing Date, to furnish to the Underwriter copies of all reports or other communications (financial or other) furnished to holders of the Securities, and copies of any reports and financial statements furnished to or filed with Commission or any national securities exchange;

         (i) for a period of 90 days following the date of the Prospectus, without the prior written consent of the Underwriter, not to offer, sell, offer to sell or grant any option for the sale of or otherwise dispose of any shares of Convertible Preferred Stock or Common Stock or any securities which are convertible into or exchangeable or exercisable for any such shares (other than pursuant to this Agreement); provided, that, without such prior written consent, the Company may (i) issue and sell shares of Common Stock upon conversion of the Convertible Preferred Stock or the Company's outstanding $21.25 Convertible Exchangeable Preferred Stock; and (ii) issue stock or grant options under the Company's existing employee benefit plans;

         (j) to pay all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution and delivery of the Securities and the Depositary Shares (including any expenses of the Depositary), (ii) incident to the preparation, printing and filing of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities and the Depositary Shares under the laws of such jurisdictions as the Underwriter may reasonably designate (including reasonable fees of counsel for the Underwriter and their disbursements related to such registration or qualification), (iv) in connection with the listing of the shares of Common Stock issuable upon conversion of the Securities on the American Stock Exchange, (v) related to any filing with, and review by, the National Association of Securities Dealers, Inc., (vi) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Deposit Agreement, all other agreements relating to underwriting and syndication arrangements, the Blue Sky Survey, any legal investment survey and the furnishing to the Underwriter and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided, and (vii) payable to rating agencies in connection with the rating of the Securities and the Depositary Shares;

         (k) to use its best efforts to maintain the listing of the Common Stock on the American Stock Exchange or other national securities exchange registered under the Securities Exchange Act of 1934, as amended, and advise the Underwriter promptly if such listing is suspended, terminated or withdrawn by such exchange; and

         (l) to use the net proceeds of the offering of Securities as set forth in the Registration Statement under the caption "Use of Proceeds."

         6. The obligation of the Underwriter hereunder to purchase the Firm Securities is subject to the performance by the Company of its obligations hereunder and to the following additional conditions:

         (a) The Registration Statement shall have become effective (or if a post-effective amendment is required to be filed under the Securities Act, such post-effective amendment shall have become effective) not later than 5:00 P.M., New York City time, on the date hereof; and no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; and any requests for additional information by the Commission shall have been complied with to the reasonable satisfaction of the Underwriter.

         (b) The representations and warranties of the Company contained herein shall be true and correct on and as of the Closing Date as if made on and as of the Closing Date, and the Company shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

         (c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of the Company by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

         (d) Since the respective dates as of which information is given in the Registration Statement there shall not have been any Material Adverse Change or any development involving a Prospective Material Adverse Change, otherwise than as set forth or contemplated in the Registration Statement, the effect of which in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities and the Depositary Shares on the terms and in the manner contemplated in the Registration Statement.

         (e) The Underwriter shall have received on and as of the Closing Date a certificate of an executive officer of the Company reasonably satisfactory to the Underwriter to the effect set forth in subsections (a) through (c) of this
Section 6 and to the further effect that since the respective dates as of which information is given in the Registration Statement there has not occurred any Material Adverse Change or any development involving a Prospective Material Adverse Change, otherwise than as set forth in the Registration Statement.

         (f) The Underwriter shall have received on the Closing Date a signed opinion of Jacobs Persinger & Parker, special counsel for the Company, dated the Closing Date, substantially to the effect that:

              (i) each of the Company and the Subsidiaries has been duly organized and is a validly existing corporation in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to own its properties and to conduct its business as described in the Registration Statement and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership of its property or the conduct of its business requires such qualification, except where the failure so to qualify or be in good standing would not have a Material Adverse Effect;

              (ii) the sale and issuance of the Securities and the Depositary Shares have been duly authorized by the Company, and the Securities, when issued by the Company and delivered to and paid for by the Underwriter in accordance with the terms of this Agreement and the Deposit Agreement, will be fully paid and nonassessable and are not subject to any preemptive rights or other similar rights to purchase the Securities pursuant to (A) the Company's Restated Articles of Organization, (B) the Certificate, (C) Delaware General Corporation Law, or (D) contracts to which the Company is a party;

              (iii) the issuance of the shares of Common Stock issuable upon conversion of the Securities (or the Exchange Debentures as the case may be) has been duly authorized by requisite corporate action on the part of the Company and such shares have been duly reserved for such issuance, and such shares, when issued and delivered upon such conversion in accordance with the terms of the Certificate (or the Indenture, as the case may be), will be validly issued, fully paid and non-assessable and will be free of preemptive rights or other similar rights;

              (iv) the Indenture has been duly authorized by the Company and qualified under the TIA and, upon execution and delivery by the Trustee (assuming due authorization, execution and delivery thereof by the Trustee), will be a valid and binding agreement of the Company, enforceable against it in accordance with its terms, except that enforcement thereof may be limited by
(1) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);

              (v) the Exchange Debentures have been duly authorized by the Company and, when duly executed, authenticated and issued in accordance with the terms of the Certificate and the Indenture, will be validly issued and represent binding obligations of the Company enforceable against the Company in accordance with their terms, except (i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) equitable principles of general applicability whether applied by a court of law or equity;

              (vi) each of this Agreement and the Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties thereto, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (B) equitable principles of general applicability whether applied by a court of law or equity;

              (vii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement, including without limitation the issuance and delivery of shares of Common Stock upon conversion of the Securities (or the Exchange Debentures, as the case may be), and the consummation by the Company of the transactions contemplated hereby and thereby, (A) have been duly authorized by all necessary corporate action on the part of the Company, (B) do not and will not result in any violation of the Restated Articles of Organization or the Amended and Restated By-laws of the Company and (C) do not and will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness or the purchase of any capital stock under, or result in the creation or imposition of any lien, charge or encumbrance upon any material property or assets of the Company or any Subsidiary of the Company under, (1) to the knowledge of such counsel after due inquiry and investigation, any indenture, mortgage, loan agreement, note, lease, partnership agreement or other agreement or instrument to which the Company or any such Subsidiary is a party or by which any of them may be bound or to which any of their properties may be subject (except for such conflicts, breaches, violations, defaults, accelerations, prepayments, liens, charges or encumbrances that would not have a Material Adverse Effect),
(2) any existing applicable law, rule or regulation (other than the securities or Blue Sky laws of the various states of the United States of America and except for such laws, rules or regulations that would not have a Material Adverse Effect) or (3) to the knowledge of such counsel after due inquiry and investigation, any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any such Subsidiary or any of their respective properties (except for such judgments, orders or decrees that would not have a Material Adverse Effect);

              (viii) such counsel does not know of any action, suit or proceeding before or by any government, governmental instrumentality or court now pending or threatened against or affecting the Company, the Subsidiaries or any of their respective properties that is required to be described in the Registration Statement or the Prospectus and is not so described or of any contract or other document that is required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit to the Registration Statement, that is not described or filed, as required;

              (ix) the Depositary Shares and the authorized capital stock of the Company, including the Securities, conform as to legal matters in all material respects to the descriptions thereof contained in the Registration Statement; and

              (x) the Registration Statement and the Prospectus (except for the financial statements, schedules and other financial and statistical data included in the Registration Statement and the Prospectus, as to which counsel need not opine) comply as to form in all material respects with the requirements of the Securities Act.

         Such counsel shall also state that it has been advised by the Commission that the Registration Statement became effective under the Securities Act; that any required filings of the Prospectus pursuant to Rule 424(b) have been made in the manner and within the time period required by Rule 424(b); and that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending or, to such counsel's knowledge, are contemplated under the Securities Act.

         Such counsel shall also state that no facts have come to such counsel's attention which would lead such counsel to believe that the Registration Statement, at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or that the Prospectus, as of its date and as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (such counsel need not express an opinion with respect to the financial statements, schedules and other financial and statistical data included in or excluded from the Registration Statement and the Prospectus).

         In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers or representatives of the Company and its Subsidiaries and public officials and such counsel may rely on the opinion of Robert E. Higgins, General Counsel to the Company, with respect to the interpretation and application of the laws of the state of Massachusetts.

         (g) On the effective date of the Registration Statement (and the effective date of any post-effective amendment thereto) and also on the Closing Date, Arthur Andersen & Co. shall have furnished to the Underwriter letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Underwriter, containing statements and information of the type customarily included in accountants' "comfort letters" with respect to certain financial information relating to the Company contained or incorporated by reference in the Registration Statement.

         (h) The Underwriter shall have received on the Closing Date an opinion of Cahill Gordon & Reindel, counsel for the Underwriter, with respect to the validity of the Securities and the Depositary Shares, the Registration Statement and other related matters as the Underwriter may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

         (i) The Underwriter shall have received on and as of the Closing Date a certificate of the chief financial officer of the Company to the effect that neither the Company nor any of its Subsidiaries is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject and which default may have a Material Adverse Effect.

         (j) The Underwriter shall have received on or prior to the Closing Date a fully executed copy of the Deposit Agreement, in form and substance satisfactory to the Underwriter and an opinion of counsel to the Depositary to the effect that: the Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a legal, valid and binding obligation of the Depositary enforceable against the Depositary in accordance with its terms except as the same may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (B) equitable principles of general applicability whether applied by a court of law or equity. The Depositary Shares, when issued under the Deposit Agreement in accordance with its provisions, will be legally issued and entitle the holders thereof to the rights specified in the receipts representing such Depositary Shares and in the Deposit Agreement.

         (k) On or prior to the Closing Date the Company shall have furnished to the Underwriter such further certificates and documents as the Underwriter shall reasonably request.

The obligation of the Underwriter to purchase Option Securities hereunder is subject to satisfaction of the conditions set forth in paragraphs (a) through
(k) above on and as of the Additional Closing Date, except that the certificates, opinions and other documents called for above shall be dated the Additional Closing Date.

         7. The Company agrees to indemnify and hold harmless the Underwriter, its officers and directors, and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other expenses actually incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein; provided that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of the Underwriter (or to the benefit of any person controlling the Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased Securities if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) and, if required by law, a copy of the Prospectus (as so amended or supplemented) shall not have been furnished to such person at or prior to the written confirmation of the sale of such Securities to such person.

         The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person who controls the Company within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus. For purposes of this Section 7, the only written information furnished by the Underwriter to the Company expressly for use in the Registration Statement or the Prospectus is the information in the last paragraph on the cover page of the Prospectus and, under the caption "Underwriting" in the Prospectus, the following: the second paragraph and the seventh paragraph.

         If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary,
(ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representations of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriter and such control persons of the Underwriter shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, its directors, its officers and such control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for reasonable fees and expenses actually incurred by counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement; provided, however, that the Indemnifying Person shall not be liable for any settlement effected without its consent pursuant to this sentence if the Indemnifying Party is contesting, in good faith, the request for reimbursement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

         If the indemnification provided for in the first and second paragraphs of this Section 7 is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Securities. The relative fault of the Company on the one hand and the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall the Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         The indemnity and contribution agreements contained in this Section 7 are in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

         The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company as set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Securities and the Depositary Shares.

         8. Notwithstanding anything herein contained, this Agreement (or the obligation of the Underwriter with respect to the Option Securities) may be terminated in the absolute discretion of the Underwriter, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (or, in the case of the Option Securities, prior to the Additional Closing Date) (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Option Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended or materially limited on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred an outbreak of hostilities or an escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Underwriter, is material and adverse and which, in the judgment of the Underwriter, makes it impracticable or inadvisable to market the Securities and the Depositary Shares on the terms and in the manner contemplated in the Prospectus.

         9. If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company agrees to reimburse the Underwriter for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

         10. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be given to J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260 (facsimile number (212) 648-5705); Attention: Syndicate Department. Notices to the Company shall be given to it at 73 Mt. Wayte Avenue, Framingham, Massachusetts 01701; Attention: James M. Markert (facsimile (508) 628-2960).

         11. This Agreement shall each inure to the benefit of and be binding upon the Underwriter and the Company and any controlling person referred to herein and their respective successors, heirs and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter and the Company and their respective successors, heirs and legal representatives and the controlling persons and officers and directors referred to in Section 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

         12. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.


         If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.

                                  Very truly yours,

                                  PERINI CORPORATION


                                  By:________________________
                                     Name:
                                     Title:


Accepted:  June   , 1994

J.P. MORGAN SECURITIES INC.



By:_____________________________
   Name:
   Title:

                                                                      ANNEX A


    Subsidiaries


                                              Percentage
Subsidiary Name                                 Owned